MUNIHOLDINGS INSURED FUND II, INC.

FILE # 811-9191

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/28/2004	Sales Tax Asset Receivable Corporation 5.25% 10/15/27	1,869,010,000	6,350,000

Goldman

Bear Stearns

Lehman Brothers

UBS Financial Services

Citigroup Global Markets

First Albany Capital

JP Morgan

MR Beal & Co

Merrill Lynch

Morgan Stanley

Ramirez & Co

Roosevelt & Cross

Siebert Brandford Shank &

ABN Amro Financial Services

Advest

AG Edwards

Apex Pryor Securities

Banc of America

CIBC World Markets

Commerce Capital

Fidelity Capital

First American Municipals

Jackson Securities

Janney Montgomery Scott

Legg Mason

Loop Capital Markets

Popular Securities

Prager, Sealy & Co

Raymond James & Associates

RBC Dain Rauscher

Southwest Securities

Wachovia Bank

3/28/2005	Puerto Rico Electric Power Auth 5% 7/1/25 - 7/1/35	993,450,000	7,010,000	JP Morgan Merrill Lynch Morgan Stanley Banc of America Citigroup Goldman Sachs Lehman Brothers Raymond James & Assoc Ramirez & Co. UBS Financial Services Wachovia bank